                     AMENDED AND RESTATED LETTER AGREEMENT


     THIS AMENDED AND RESTATED LETTER AGREEMENT (this "AMENDED AGREEMENT") is dated as of March ___, 1998, by and among Hard Rock Hotel, Inc., a Nevada corporation (the "COMPANY"), Gary R. Selesner ("EXECUTIVE") and Lily Pond Investments, Inc., a Nevada corporation ("LILY POND").

                            PRELIMINARY STATEMENTS

     A. The parties hereto are parties to that certain Letter Agreement dated as of October 8, 1997 (the "LETTER AGREEMENT"), pursuant to which the parties agreed to modify that certain Employment Agreement dated as of October 8, 1997 (the "EMPLOYMENT AGREEMENT") by providing an additional inducement for Executive to enter into the Employment Agreement in the form of an equity participation in the Company. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Employment Agreement.

     B. Pursuant to the Letter Agreement, Lily Pond had agreed to cause Shares (as defined below) to be delivered to Executive on the terms and conditions set forth therein.

     C. The parties hereto desire to amend and restate the Letter Agreement so that the Shares will be issued directly by the Company to Executive and not from the shares of common stock of the Company held by Lily Pond.

                                   AGREEMENT

     In consideration of the mutual covenants and agreements contained in the Employment Agreement, and intending to be legally bound, the parties hereto stipulate and agree as follows:

     1. EQUITY PARTICIPATION. As an additional inducement for Executive to enter into the Employment Agreement, Executive shall receive Seven Hundred Sixty-eight (768) shares of no par value non-voting common stock of the Company as may be adjusted as set forth in subparagraph (k) below (the "SHARES") representing, as of the Commencement Date, one percent (1%) of the total outstanding common stock of the Company which Shares shall be delivered to Executive by the Company and shall vest as follows: Twenty percent (20%) of the Shares shall be issued to Executive and vest on the Commencement Date; PROVIDED, HOWEVER, that such twenty percent (20%) portion of the Shares shall be subject to forfeiture if Executive's employment with the Company is terminated within twelve (12) months of the Commencement Date pursuant to Paragraph 7.1(b) or (c) of the Employment Agreement. Provided that Executive's employment with the Company is not terminated pursuant to Paragraph 7.1(a), (b) or (c) of the Employment Agreement, on each anniversary of the Commencement Date an additional twenty percent (20%) of the Shares


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shall vest; PROVIDED, HOWEVER, that each such additional twenty percent (20%)
portion of the Shares shall be subject to forfeiture if Executive's employment with the Company is terminated prior to the fourth anniversary of this Amended Agreement pursuant to Paragraph 7.1(b) or (c) of the Employment Agreement within twelve (12) months of the date that such twenty percent
(20%) portion of the Shares has vested and; FURTHER PROVIDED, that in the event that a Change of Control has occurred, the remainder of the Shares not vested shall immediately vest. The Company agrees that it will not encumber, transfer (except for a transfer to an affiliate of the Company, in which event both the Company and such affiliate shall be bound by the obligations of the Company set forth in this Amended Agreement) or otherwise alienate the Shares during the term of the Employment Agreement. The Shares, whether vested or not, shall (i) be subject to all restrictions necessary to comply with the terms of applicable law including, without limitation, the Gaming Authorities (as defined below); (ii) satisfy and be subject to the usual, customary and reasonable criteria imposed by any underwriter for the Company in connection with an IPO (as defined below) or such other financing events, and (iii) be subject to the restrictions below:

          a) RESTRICTIONS ON TRANSFER. No transfer or other dispositions of the Shares on the part of Executive shall be made in contravention of the terms of this Amended Agreement. Dispositions of the Shares shall include any transfer, gift, sale, assignment, pledge or hypothecation/or other transfer of the Shares except as otherwise provided herein. Any disposition of the Shares on the part of Executive made in contravention of this Amended Agreement shall be null, void and of no effect. The Company shall not take any action to effectuate any disposition of the Shares in contravention of this Amended Agreement and shall not record any such transfer on the books of the Company.

          b) OFFER. Executive shall not dispose of the Shares or any portion thereof to any person or entity until Executive shall first have offered such Shares to the Company by notice in writing to the Company (the "OFFER NOTICE") and shall otherwise have complied with this Paragraph 1. Any Offer Notice under this Paragraph 1 shall specify (i) the person or entity to which the Shares are proposed to be transferred (the "THIRD PARTY OFFEROR"), (ii) the price, other consideration and other material terms and conditions of the transaction which Executive proposes to undertake with the Third Party Offeror and (iii) the number of Shares proposed to be included in or affected by the disposition to the Third Party Offeror. The Company shall have the right to acquire all (but not less than all) of the Shares offered by Executive on the terms and conditions set forth in the Offer Notice. Such right shall be exercisable by the Company within ten (10) business days after the Offer Notice is given by Executive. Such right shall be deemed to be exercised when written notice of such exercise is given by the Company within said ten (10) day period. The Company shall have the ability to assign the rights granted to it by this Paragraph 1.

          c) TRANSFER TO THIRD PARTY. If all of the Shares are not acquired by the Company or its assignee as provided for in this Paragraph 1 within the applicable notice

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period provided for therein, then Executive may transfer or otherwise dispose of such Shares only to the Third Party Offeror for the consideration and only on the terms and conditions set forth in the Offer Notice that was given to the Company, provided that the Third Party Offeror agrees in writing to be bound by all of the terms of this Amended Agreement other than any terms related to employment with the Company, before the effectuation of any transfer of the Shares or interests therein to the Third Party Offeror and provided that a written instrument evidencing such agreement is delivered to the Company before any such transfer is effected.

          d) REVIVAL OF FIRST REFUSAL RIGHT. If a transfer or other disposition of the Shares or interests therein to a Third Party Offeror is not consummated within ninety (90) days after receipt by the Company of the Offer Notice, then any transfer or other disposition proposed to be made to such Third Party Offeror shall again be subject to the rights and options of the Company and subject to the notice requirements provided for in this Paragraph 1.

          e) CLOSING. The closing of any disposition of the Shares under this Paragraph 1 shall take place at the principal offices of the Company or at the offices of the attorneys of the Company, or at such other place as may be agreed upon by the parties to such transaction, within thirty (30) days after the last written notice that is timely hereunder given by the Company. Such closing shall take place at a time during regular business hours specified by Executive on fifteen (15) days' prior written notice to the persons or entities acquiring the Shares. At the closing, the Shares to be disposed of under this Paragraph 1 shall be delivered by the transferring party to the party entitled to acquire such Shares, duly endorsed in blank or accompanied by duly executed stock powers, with transfer stamps attached, if required by applicable law. The acquirer of any Shares transferred under this Paragraph 1 shall at the closing of such disposition, pay the acquisition price for the Shares in accordance with the Offer Notice that was delivered in connection with the disposition of such Shares.

          f) EXEMPTED TRANSFER. The provisions of this Paragraph 1 shall not apply to any of the following dispositions of Shares by Executive, provided that the transferee or acquirer of the Shares disposed of under this Paragraph 1 agrees in writing to be bound by the terms of this Paragraph 1:
(i) any disposition by will or intestacy and any other disposition to an heir, executor, estate, committee, guardian or other legal representative of Executive upon the death or legal incapacity of Executive, or (ii) any disposition to a Family Transferee of Executive (as hereinafter defined). As used in this Amended Agreement, a "FAMILY TRANSFEREE" shall mean (A) a spouse, child, parent, grandchild or sibling of Executive or (B) a trust established by Executive, or a trustee, fiduciary, custodian or foundation designated by Executive, that will hold the Shares for the benefit of Executive or for the benefit of any of the persons described in item (A) above in this sentence.

          g) RESTRICTIVE LEGEND. The certificates representing the Shares shall bear the following legend:


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        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
        BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

          h) PUT OPTION. In the event that Executive's employment with the Company is terminated for any reason other than as set forth in Paragraph 7.1(b) or (c) of the Employment Agreement (including, the expiration of the term of the Employment Agreement or the death of Executive), the Company shall, upon the written demand of Executive or his personal representative as the case may be (the "DEMAND"), purchase all, but not less than all, of the Shares, for a purchase price of the lesser of One Thousand Nine Hundred Fifty three and 13/100 Dollars ($1,953.13) per Share (which multiplied by seven hundred sixty-eight (768) Shares would equal One Million Five Hundred Thousand Seven and 10/100 Dollars ($1,500,007.10)) or, in the event an IPO (as defined below) has occurred, the IPO Price (the "PURCHASE PRICE") to be paid in immediately available funds on or before the later of (i) ninety (90) days of receipt of the Demand or (ii) receipt of all requisite approvals from the appropriate Gaming Authorities to transfer the Shares, PROVIDED, HOWEVER, that the Shares shall be good and marketable, free and clear of all liens and encumbrances and Executive shall warrant and indemnify the Company with respect to same; and FURTHER, PROVIDED, in the event of a dividend or distribution made by the Company with respect to the Shares, the Purchase Price shall be correspondingly adjusted downward to reflect the fair market value of such dividend or distribution.

          i) PARTIAL PUT OPTION. Executive shall have the right (the "PARTIAL PUT OPTION") for a period of thirty (30) days from the second anniversary of the Commencement Date to require the Company, upon receipt of a Demand, to purchase one-half (1/2) of all of the Shares then vested and not subject to forfeiture pursuant to this Paragraph 1 for a per Share price equal to the Purchase Price to be paid in immediately available funds on or before the later of (x) ninety (90) days of receipt of the Demand or (y) receipt of all requisite approvals from the appropriate Gaming Authorities to transfer the Shares; PROVIDED, HOWEVER, that the Shares shall be good and marketable, free and clear of all liens and encumbrances and Executive shall warrant and indemnify the Company with respect to same; and FURTHER, PROVIDED, in the event of a dividend or distribution made by the Company with respect to the Shares, the Purchase Price shall be correspondingly adjusted downward to reflect the fair market value of such dividend or distribution.


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         j)  IPO PUT RIGHTS.  Notwithstanding anything contained in this
Amended Agreement to the contrary, in the event that the Company (or the immediate parent of the Company or a wholly-owned subsidiary of the Company, in which case Executive shall be entitled to participate to the same extent as if undertaken by the Company) has, prior to the date of receipt of the Demand, undertaken an equity securities offering in the public market (an "IPO") and Executive has had a reasonable opportunity to sell the Shares then vested in the public market at a price equal to or greater than the IPO Price (as defined below), then the Company shall have no obligation to repurchase the Shares then vested. For the purposes hereof, the parties shall mutually determine whether Executive was provided a "reasonable opportunity" to sell any Shares, and if they cannot mutually agree, then such determination shall be made by the independent board members of the Company. In all cases, the obligation of the Company to repurchase the Shares shall be subject to the receipt of all appropriate governmental approvals, including, without limitation, the requisite approvals of the Gaming Authorities, which the Company and Executive covenant to each other that they shall use their reasonable best efforts to obtain. In the event Executive does not have a reasonable opportunity to sell the Shares then vested in the IPO and provided that Executive is employed with the Company, then Executive shall have the right to put up to fifty percent (50%) of the Shares then vested and not subject to forfeiture pursuant to Paragraph 1 of this Amended Agreement to the Company at the initial public offering price less underwriters discounts and commissions (the "IPO PRICE") per Share multiplied by the number of Shares then vested and not subject to forefeiture pursuant to Paragraph 1 of this Amended Agreement so put after taking into consideration any adjustment to the number of Shares as provided in paragraph 1.k) below. In order to exercise the put right set forth in the immediately preceding sentence, Executive shall deliver a Demand to the Company on or before the date that is thirty (30) days prior to the effective date of the IPO. In the event of a Change of Control, the Company's obligation to repurchase the Shares shall expire unless they have received a demand within thirty (30) days following the date of such Change of Control.

         k) DILUTION. If, during the term of the Employment Agreement, the Company (i) issues a stock dividend, (ii) subdivides its outstanding shares of common stock, (iii) combines its outstanding shares of common stock into a smaller number of shares of common stock or (iv) issues any shares of capital stock in a reclassification of the Company's common stock or (v) such other similar event (each, a "DILUTION EVENT"), then the remaining number of Shares which the Company will thereafter be obligated to deliver to Executive (determined immediately prior to the record date for such Dilution Event) shall be adjusted so that Executive shall be entitled to receive from the Company the number of shares of common stock of the Company (or such other securities of the Company which thereafter enjoy the rights which the Shares enjoyed as of the date of this Amended Agreement) that Executive would have received after the Dilution Event, had all of the Shares been delivered to Executive immediately prior to the record date of such Dilution Event. Whenever the number of Shares which the Company is obligated to deliver to Executive is adjusted pursuant to the preceding sentence, the Purchase Price shall be adjusted by multiplying such Purchase Price, immediately prior to such adjustment by a fraction, the numerator of which shall be the total number of Shares immediately prior to

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such adjustment, and the denominator of which shall be the total number of
Shares immediately after such adjustment.

         1) LOAN FOR TAX LIABILITY. The Company shall loan Executive an amount equal to Executive's federal income tax liability (including Medicare, if applicable) due to the vesting of the Shares (the "LOAN"). The Loan proceeds shall be made available to Executive on or before the date that payment for such tax liability is due and payable. The Loan shall be evidenced by promissory notes bearing interest at seven and one-half percent (7-1/2%) per annum and shall be due and payable on the earlier of (i) the date that the Employment Agreement is terminated pursuant to Paragraph 7.1(b) or (c) thereof, (ii) the date that is ninety (90) days subsequent to the effective date of termination in the event the Employment Agreement is terminated pursuant to Paragraph 7.1(a) thereof, or (iii) ninety (90) days after the Termination Date; PROVIDED, HOWEVER, that if Executive or his personal representative validly exercises the put option set forth in Paragraph 1.b) above, the Loan shall not be due until the closing of the put option as provided in such Paragraph 1.b). At Executive's option, interest shall accrue through maturity. The Loan shall be fully non-recourse to Executive but shall be secured by the Shares and Executive agrees to pledge the Shares to the Company and pursuant thereto, execute and deliver to the Company a Pledge Agreement in form and substance acceptable to the Company and its legal counsel. Notwithstanding the foregoing to the contrary, in the event the Employment Agreement is terminated pursuant to Paragraph 7.1(a) thereof and the personal representative of Executive makes a Demand, the Loan shall not be due and payable until the date that the Purchase Price has been paid.

    2. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. Executive represents and warrants to the Company that (i) Executive is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended and (ii) Executive has had the opportunity to obtain all such information pertaining to the Company as Executive has requested.

    3. GAMING AUTHORITY'S APPROVAL. Notwithstanding anything contained in this Amended Agreement to the contrary, the transfer of the Shares and each and every other term and condition of this Amended Agreement shall be contingent upon (i) the receipt of the requisite approvals of all applicable state, county or other governmental authorities having jurisdiction over the gaming operations of the Company and (ii) the final closing of the sale of Harveys' equity interest in the Company to the Company or its designee and the termination of the Management Agreement and any Employment Agreement between Harveys and Executive.

    4. APPLICABLE LAW. This Amended Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Nevada without giving effect to the principles of conflicts of laws.

    5. EFFECT ON EMPLOYMENT AGREEMENT AND LETTER AGREEMENT. This Amended Agreement shall amend and supplement the Employment Agreement to the extent of the

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terms hereof. The Employment Agreement, except as amended and superseded hereby, is and shall remain in full force and effect. This Amended Agreement shall amend and supersede the Letter Agreement in its entirety.

    6. SURVIVAL. Except as otherwise stated herein, the terms and conditions of this Amended Agreement shall survive the termination of the Employment Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement as of the date first above written.

                                    Hard Rock Hotel, Inc., a Nevada
                                    corporation

                                    By:  /s/ Peter A. Morton
                                       ------------------------------------
                                         Peter A. Morton, President


                                         /s/ Gary R. Selesner
                                        -----------------------------------
                                         Gary R. Selesner            2/3/98


                                    Lily Pond Investment, Inc., a Nevada
                                    corporation

                                    By:  /s/ Peter A. Morton
                                       ------------------------------------
                                         Peter A. Morton, President


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